UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

PROCESSA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39531	45-1539785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7380 Coca Cola Drive, Suite 106, Hanover, Maryland	21076
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 776-3133

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PCSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On February 16, 2021, Processa Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement for a private placement with several investors, wherein a total of 1,321,132 shares of the Company’s common stock were sold, par value $0.0001 per share (the “Common Stock”), at a purchase price of $7.75 per share for a total purchase price of $10,238,773 (the “Offering”). It is anticipated that the Offering will raise net cash proceeds of $9,830,610 (after deducting the placement agent fee and other expenses related to the Offering). The Company intends to use the net cash proceeds from the Offering for general corporate purposes. The Offering is expected to close on or about February 23, 2021, subject to the satisfaction of customary closing conditions.

The Company engaged Tribal Capital Markets, LLC (“Tribal”) as placement agent for the Offering pursuant to an engagement letter agreement. The Company agreed to pay Tribal a cash placement fee equal to 3% of the gross proceeds of the Offering and to issue Tribal warrants to purchase up to 79,268 shares of Common Stock at an exercise price of $9.30 for cash for a period of two years. The Company has also engaged Allele Capital Partners, LLC as its financial advisor for the Offering and other corporate matters for a fee of $10,000 per month over a term of six months.

In connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with investors containing customary representations and warranties. The Company and investors also entered into a Registration Rights Agreement under which the Company will prepare and file a registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission (“SEC”) for the purpose of registering the resale of shares of Common Stock issued in the Offering. The Company will use its commercially reasonable best efforts to cause the Resale Registration Statement to be declared effective by the SEC within 30 days after the filing thereof (75 days in the event the registration statement is reviewed by the SEC). If the Company fails to meet the specified filing deadlines or keep the Resale Registration Statement effective, subject to certain permitted exceptions, the terms of the Registration Rights Agreement provide that the Company will be required to pay liquidated damages to the purchasers. The Company also agreed, among other things, to indemnify the selling holders under the Resale Registration Statement from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Offering is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Purchasers represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.

The foregoing description of each of the Purchase Agreement, Registration Rights Agreement and Form of Placement Agent Warrant is qualified in its entirety by reference to the forms of such documents which are filed hereto as Exhibits 10.1, 10.2, and 10.3 respectively.

Item 3.02. Unregistered Sales of Equity Securities

The matters described in Section 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 7.01. Other Events.

On February 17, 2021, the Company issued a press release announcing the Offering, which is furnished as Exhibit 99.1 hereto. The information in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement dated February 16, 2021
10.2	Registration Agreement dated February 16, 2021
10.3	Form of Placement Agent Warrant
99.1	Press Release issued on February 17, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCESSA PHARMACEUTICALS, INC.

Date: February 18, 2021	By:	/s/ David Young
David Young
Chief Executive Officer